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                                              September 14, 2001



RoweCom Inc.
15 Southwest Park
Westwood, MA  02090

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 7.2(d) of the Agreement and Plan of Merger and Reorganization dated as of July 6, 2001 (the "AGREEMENT"), by and among divine, inc., a Delaware corporation ("PARENT"), Knowledge Resources Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("MERGER SUB"), and RoweCom Inc., a Delaware corporation (the "COMPANY"). Pursuant to the Agreement, Merger Sub will merge with and into the Company in a transaction (the "MERGER") in which the existing stockholders of the Company will receive Parent Shares and in which the Company will become a wholly-owned subsidiary of Parent. You have requested our opinion as to certain federal income tax consequences anticipated to follow from implementation of the Agreement. Capitalized terms not defined herein have the respective meanings set forth in the Agreement.

          For purposes of our opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to us to our satisfaction, of the Agreement, the proxy statement/prospectus included in the Registration Statement on Form S-4 (file No. 333-68852), as amended and filed with the Securities and Exchange Commission on September 14, 2001, by Parent in connection with the Merger (the "REGISTRATION STATEMENT"), and related documents (the Agreement, the Registration Statement, and such related documents are referred to herein collectively as the "DOCUMENTS"). In that examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents purporting to be originals (whether reviewed by us in original or copy form), and the conformity to the originals of all documents purporting to be copies, including electronic copies.

          As to certain factual matters, we have relied with your consent upon, and our opinion is limited by, the representations and statements of the various parties set forth in the Documents and in the certificates from Parent, Merger Sub, and the Company dated the date hereof, copies of which are attached hereto (the "CERTIFICATES"). Our opinion assumes (i) that all representations and statements set forth in the Documents (other



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RoweCom Inc.
September 14, 2001
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than statements of law set forth in the Registration Statement under the captions "Questions and Answers About the Proposed Divine/RoweCom Merger - Q:
What are the tax consequences of the merger?", "Summary - Material United States Federal Income Tax Consequences", and "The Merger - Material United States Federal Income Tax Consequences") and in the Certificates are true, correct, and complete as of the dates made and as of the date hereof, and (ii) that those representations and statements will remain true, correct and complete at all times through and at the Effective Time. Our opinion is limited solely to the provisions of the federal Internal Revenue Code as now in effect (the "CODE") and the regulations, rulings, and interpretations thereof in force as of this date. We assume no obligation to address other facts or to advise you of changes in the law or in the interpretation thereof that occur after the date of this opinion.

          On the basis of and subject to the foregoing, assuming due adoption and implementation of the Agreement in accordance with its terms and consistent with the representations set out in the Documents and Certificates (and without any waiver or modification of any thereof), we are of the opinion that for United States federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

          This opinion is being delivered solely to you for your use in connection with the Merger. It may not be made available to or relied upon by any other person or entity or used for any other purpose without our prior written consent. We hereby consent to the use of our name in the Registration Statement under the caption "Material United States Federal Income Tax Consequences" and to the filing of this opinion as an exhibit to the Registration Statement.


                                           Very truly yours,

                                           /s/ BINGHAM DANA LLP

                                           BINGHAM DANA LLP